                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anadarko Petroleum Corporation:

     We consent to the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated January 30, 1997, relating to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Anadarko Petroleum Corporation.

     (a) Post-Effective Amendment No. 1 to Forms S-8 and S-3, Anadarko Petroleum Corporation 1986 Stock Option Plan (No. 33-8496).

     (b) Post-Effective Amendment No. 2 to Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

     (c) Post-Effective Amendment No. 1 to Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

     (d) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

     (e) Amendment No. 1 to Form S-3, Anadarko Petroleum Corporation Shelf Registration Statement for $300 million of Equity or Debt Securities (No. 33-50717).

     (f) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

[KPMG PEAT MARWICK LLP]

Houston, Texas
March 11, 1997